Exhibit 99.1

INVO Fertility Aligns Executive Leadership Structure to Support Growth Strategy

Terah Krigsvold to replace Andrea Goren as CFO, who is named chief business officer and CEO of INVO Centers LLC to focus on growth efforts

SARASOTA, Fla., December 30, 2025 – INVO Fertility, Inc. (Nasdaq: IVF) (“INVO” or the “Company”), a healthcare fertility company focused on the establishment, acquisition, and operation of fertility clinics and related businesses and technologies, today announced changes to its executive leadership team to align its human resources with the Company’s growth strategy focused on the acquisition and establishment of fertility clinics and ancillary organizations.

Terah Krigsvold, who has served as INVO’s controller since December 2020, has been appointed as the Company’s new chief financial officer, replacing Andrea Goren. Mr. Goren, who has served as INVO chief financial officer since July 2021, has been appointed as chief business officer, as well as chief executive officer of INVO Centers LLC, the Company’s wholly owned subsidiary focused on fertility clinics.

“As we continue to grow our presence in the fertility sector and based on Terah and Andrea’s commitment, hard work and growth over the past five years, this realignment of roles strengthens our ability to execute our plan to grow the business and reach profitability,” said Steve Shum, CEO of INVO. “I have worked with Terah for the past seven years and am thrilled at the progress she has demonstrated over that time. This promotion is very well deserved and ensures continuity, as well as keeping our finance and accounting functions in a strong pair of hands. With this change, Andrea is now able to focus more of his time on leading the execution of our primary growth strategy, acquisitions, and, in due course, new clinic launches. Andrea has worked on approximately $1 billion of financing and acquisition transactions in his career and is ideally suited to manage the negotiations and complex legal and diligence aspects of our acquisition and new clinic efforts. Andrea also will continue in his roles of managing our legal function and supporting our investor, shareholder, and related activities.”

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding access to assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of INVOcell to third-party owned and operated fertility clinics. INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more connected, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination. For more information, please visit invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com